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                           METROPOLITAN EDISON COMPANY
                           OFFER TO PURCHASE FOR CASH
                                   ANY AND ALL

Shares of its Cumulative Preferred Stock, 3.90% Series ($100 stated value), Shares of its Cumulative Preferred Stock, 4.35% Series ($100 stated value), Shares of its Cumulative Preferred Stock, 3.85% Series ($100 stated value), Shares of its Cumulative Preferred Stock, 3.80% Series ($100 stated value), and Shares of its Cumulative Preferred Stock, 4.45% Series ($100 stated value)

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    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
     CITY TIME, ON FRIDAY, DECEMBER 13, 1996, UNLESS THE OFFER IS EXTENDED.
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To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated November 13, 1996 (the "Offer to Purchase"), and applicable Letter of Transmittal (which together constitute the "Offer") setting forth an offer by Metropolitan Edison Company, a Pennsylvania corporation (the "Company"), to purchase any and all of its Cumulative Preferred Stock, 3.90% Series ($100 stated value) (the "3.90% Preferred") at a price of $62.40 per 3.90% Preferred, its Cumulative Preferred Stock, 4.35% Series ($100 stated value) (the "4.35% Preferred") at a price of $72.06 per 4.35% Preferred, its Cumulative Preferred Stock, 3.85% Series ($100 stated value) (the "3.85% Preferred") at a price of $63.77 per 3.85% Preferred, its Cumulative Preferred Stock, 3.80% Series ($100 stated value) (the "3.80% Preferred") at a price of $62.94 per 3.80% Preferred, and its Cumulative Preferred Stock, 4.45% Series ($100 stated value) (the "4.45% Preferred") at a price of $73.71 per 4.45% Preferred (collectively, the "Shares" and each series of Shares, a "Series of Preferred"), net to the seller in cash, upon the terms and subject to the conditions of the Offer. The Company will purchase any and all Shares of each Series of Preferred validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer (as described in the Offer to Purchase).

     We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The applicable Letter of Transmittal for each Series of Preferred held by you is furnished to you for your information only and cannot be used by you to tender Shares of each Series of Preferred held by us for your account.

     We request instructions as to whether you wish us to tender any or all of the Shares of each Series of Preferred held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and applicable Letter (or Letters) of Transmittal.

     Your attention is invited to the following:

          (1) The Offer is for any and all of the series of each Series of Preferred. The Offer is not conditioned upon any minimum number of Shares of any Series of Preferred being tendered. The Offer for Shares of one Series of Preferred is not conditioned on the Offer for Shares of any other Series of Preferred, but the Offer is subject to certain other conditions.

          (2) The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, Friday, December 13, 1996, unless the Offer is extended with respect to a Series of Preferred. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf. If you would like to withdraw your Shares that we have tendered, you can withdraw them so long as the Offer remains open or at any time after the expiration of 40 business days from the commencement of the Offer if such Shares have not been accepted for payment.

          (3) Any stock transfer taxes applicable to the sale of Shares to the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 6 of each Letter of Transmittal.

     THE COMPANY, ITS BOARD OF DIRECTORS AND ITS EXECUTIVE OFFICERS MAKE NO RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER ANY OR ALL SHARES OF ANY SERIES OF PREFERRED PURSUANT TO THE OFFER.

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SHAREHOLDERS MUST MAKE THEIR OWN DECISIONS AS TO WHETHER TO TENDER SHARES OF ANY
SERIES OF PREFERRED PURSUANT TO THE OFFER AND, IF SO, HOW MANY SHARES TO TENDER.

     If you wish to have us tender any or all of your Shares of any Series of Preferred held by us for your account upon the terms and subject to the conditions set forth in the Offer, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. If you hold Shares of more than one Series of Preferred, you must specify the number of Shares tendered for each Series of Preferred. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

     The Offer is being made to all holders of Shares. The Company is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer, the Company will make a good faith effort to comply with such statute. If, after such good faith effort, the Company cannot comply with such statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in such state. In those jurisdictions where securities, "Blue Sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by Merrill Lynch & Co., as Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

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                                  INSTRUCTIONS
          WITH RESPECT TO OFFER TO PURCHASE FOR CASH ANY AND ALL SHARES OF CUMULATIVE PREFERRED STOCK, 3.90% SERIES ($100 STATED VALUE), CUMULATIVE PREFERRED STOCK, 4.35% SERIES ($100 STATED VALUE), CUMULATIVE PREFERRED STOCK, 3.85% SERIES ($100 STATED VALUE), CUMULATIVE PREFERRED STOCK, 3.80% SERIES ($100 STATED VALUE), AND CUMULATIVE PREFERRED STOCK, 4.45% SERIES ($100 STATED VALUE)

                                       OF

                           METROPOLITAN EDISON COMPANY

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 13, 1996, and the applicable Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Metropolitan Edison Company (the "Company") to purchase any and all of its Cumulative Preferred Stock, 3.90% Series ($100 stated value) (the "3.90% Preferred") at a price of $62.40 per 3.90% Preferred, its Cumulative Preferred Stock, 4.35% Series ($100 stated value) (the "4.35% Preferred") at a price of $72.06 per 4.35% Preferred, its Cumulative Preferred Stock, 3.85% Series ($100 stated value) (the "3.85% Preferred") at a price of $63.77 per 3.85% Preferred, its Cumulative Preferred Stock, 3.80% Series ($100 stated value) (the "3.80% Preferred") at a price of $62.94 per 3.80% Preferred, and its Cumulative Preferred Stock, 4.45% Series ($100 stated value) (the "4.45% Preferred") at a price of $73.71 per 4.45% Preferred (together, the "Shares" and each series of Shares, a "Series of Preferred"), net to the undersigned in cash.

     This will instruct you to tender to the Company the number of shares of each Series of Preferred indicated below (or, if no number is indicated below, all shares of such Series of Preferred) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

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(Check only one*)

     |_| Number of _____ Preferred to be Tendered:            _______ Shares**

     |_| Number of _____ Preferred to be Tendered:            _______ Shares**

     |_| Number of _____ Preferred to be Tendered:            _______ Shares**

     |_| Number of _____ Preferred to be Tendered:            _______ Shares**

     |_| Number of _____ Preferred to be Tendered:            _______ Shares**

Dated: _______________________, 1996
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                                    SIGN HERE

Signature(s): ________________________________________________________________

Name(s): _____________________________________________________________________

Address: _____________________________________________________________________

Social Security or Taxpayer ID No.: __________________________________________
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 *   A separate instruction must be completed for each Series of Preferred tendered.

** Unless otherwise indicated, it will be assumed that all Shares of such Series of Preferred held by us for your account are to be tendered.

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             Please designate in the box below any Soliciting Dealer
                           who solicited your tender.
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                                SOLICITED TENDERS

     The undersigned represents that the Soliciting Dealer who solicited and obtained this tender is:

Name of Firm: ________________________________________________________________
                                   (Please Print)

Name of Individual Broker or Financial Consultant: ___________________________

Identification Number (if known): ____________________________________________

Address: _____________________________________________________________________

 _____________________________________________________________________________
                               (Include Zip Code)
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